Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Keysight Technologies, Inc. of our report dated December 15, 2023 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Keysight Technologies, Inc.'s Annual Report on Form 10-K for the year ended October 31, 2023.
/s/ PricewaterhouseCoopers LLP
San Jose, California
May 31, 2024